EXHIBIT 99.1

Mid-Con Energy Partners, LP Announces Quarterly Cash Distribution, Third Quarter 2013 Earnings Release and Conference Call Schedule, and Upcoming Conferences

DALLAS, October 24, 2013 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today that the Board of Directors of its general partner approved a quarterly cash distribution of $0.515 per unit for the quarter ended September 30, 2013, or $2.06 per unit on an annualized basis. The distribution will be payable November 14, 2013 to unitholders of record at the close of business on November 7, 2013.

Earnings Release and Conference Call

Mid-Con Energy will release its financial and operating results for the third quarter ended September 30, 2013 after the market closes for trading on Tuesday, November 5, 2013.

Management will host a conference call on Wednesday, November 6, 2013 at 11:00 a.m. ET (10:00 a.m. CT). Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 87711872) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com.

A telephonic replay of the conference call will be available through November 13, 2013 by dialing 1-855-859-2056 (Conference ID: 87711872). Additionally, a webcast archive will be available at www.midconenergypartners.com.

Schedule of Upcoming Conferences

Mid-Con Energy announced today that its management team is scheduled to participate in the following investor conferences.

•	Stephens Fall Investment Conference – Wednesday, November 13, 2013 at 8:00 a.m. ET (7:00 a.m. CT) in New York, NY.

•
RBC Capital Markets’ 2013 MLP Conference – Thursday, November 21, 2013 at 2:45 p.m. ET (1:45 p.m. CT) in Dallas, TX. An audio webcast will be available in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com.

•
Wells Fargo Securities Pipeline, MLP, and Energy Symposium – Conference dates are Tuesday, December 10, 2013, and Wednesday, December 11, 2013 in New York, NY. Presentation time to be determined at a later date.

Corresponding presentation slides will be made available no later than the morning of each event by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Withholding Information

This release is intended to serve as qualified notice under Treasury Regulation Sections 1.1446-4(b) and (d). Brokers and nominees should treat one hundred percent (100.0%) of Mid-Con Energy’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Mid-Con Energy’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Mid-Con Energy, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Forward-Looking Statements

This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the SEC available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward–looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

CONTACT:
Jeff Olmstead
President and Chief Financial Officer
(972) 479-5980
jolmstead@midcon-energy.com

Matthew Lewis
Associate
(972) 479-5984
mlewis@midcon-energy.com